Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

FIRST INTERNET BANCORP
(As amended effective May 19, 2020)

ARTICLE 1
MEETINGS OF SHAREHOLDERS

SECTION 1.1. ANNUAL MEETINGS. Annual meetings of the shareholders of First Internet Bancorp (the "Corporation") shall be held each year on such date, at such hour and at such place, if any, within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation.

SECTION 1.2. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called at any time only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. A special meeting of the shareholders may not be called by any other person or persons. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, as the case may be, calling a special meeting of shareholders shall set the date, time and place, if any, of such meeting, which may be held within or without the State of Indiana.

SECTION 1.3. NOTICES. A written notice (as the term "written" is defined in Section 9.6 of these Bylaws), stating (a) the date, time, and place, if any, of any meeting of the shareholders, (b) the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and (c) in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his or her address shown in the Corporation's current record of shareholders; provided, that this requirement shall be satisfied with respect to shareholders of record who share an address, and notice shall be deemed to have been given to all such shareholders, if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the provisions of IC 23-1-20-29 of the Indiana Business Corporation Law. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her or its address as it appears in the books of the Corporation, with postage thereon prepaid. If sent by electronic transmission, notice shall be deemed to be delivered when sent.

Notice of a meeting of shareholders shall be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to the Corporation's Articles of Incorporation, merger, or share exchange to which the Corporation would be a party, sale of the Corporation's assets, dissolution of the Corporation, or consideration of voting rights to be accorded to shares acquired or to be acquired in a "control share acquisition" (as such term is defined in the Indiana Business Corporation Law). Except as required by the foregoing sentence or as otherwise required by the Indiana Business Corporation Law or the Corporation's Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing, is signed by the shareholder entitled to the notice and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting or participation by remote communication in a meeting in accordance with these Bylaws, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place, if any, if the new date, time, or place and the means of remote communication, if any, by which shareholders may be deemed present in person and vote at such meeting are announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

SECTION 1.4. ADVANCE NOTICE PROCEDURES.

(a)                Advance Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (i) pursuant to the Corporation's proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a shareholder of the Corporation who is a shareholder of record at the time of the giving of the notice required by this Section 1.4(a) and on the record date for the determination of shareholders entitled to vote at the annual meeting and has timely complied in proper written form with the notice procedures set forth in this Section 1.4(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations), and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (iii) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(1)                To comply with clause (iii) of Section 1.4(a) above, a shareholder's notice must set forth all information required under this Section 1.4(a) and must be timely received by the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year's annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting, or (B) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described in this Section 1.4(a)(1). "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or any successor thereto.

(2)                To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (A) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, (E) any material interest of the shareholder or a Shareholder Associated Person in such business, and (F) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (A) through (F), a "Business Solicitation Statement"). In addition, to be in proper written form, a shareholder's notice to the Secretary must be supplemented not later than ten (10) days following the record date for notice of the meeting to disclose the information contained in clauses (C) and (D) above as of the record date for notice of the meeting. For purposes of this Section 1.4, a "Shareholder Associated Person" of any shareholder shall mean (I) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (II) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (III) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (I) and (II).

(3)                Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.4(a) and, if applicable, Section 1.4(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.4(a), and, if the chairman should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b)                Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 1.4(b) shall be eligible for election or re-election as Directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the Board of Directors of the Corporation shall be made at an annual meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by a shareholder of the Corporation who was a shareholder of record at the time of the giving of the notice required by this Section 1.4(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and has complied with the notice procedures set forth in this Section 1.4(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(1)                To comply with clause (ii) of Section 1.4(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 1.4(b) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.4(a)(1) above.

(2)                To be in proper written form, such shareholder's notice to the Secretary must set forth:

(A)              as to each person (a "nominee") whom the shareholder proposes to nominate for election or re-election as a Director: (I) the name, age, business address and residence address of the nominee, (II) the principal occupation or employment of the nominee, (III) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (IV) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (V) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (VI) a written statement executed by the nominee acknowledging that as a Director of the Corporation, the nominee will owe a fiduciary duty under Indiana law with respect to the Corporation and its shareholders, and (VII) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a Director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected or re-elected, as the case may be); and

(B)              as to such shareholder giving notice, (I) the information required to be provided pursuant to clauses (B) through (E) of Section 1.4(a)(2) above, and the supplement referenced in the second sentence of Section 1.4(a)(2) above (except that the references to "business" in such clauses shall instead refer to nominations of Directors for purposes of this paragraph), and (II) a statement whether either such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation's voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (I) and (II) above, a "Nominee Solicitation Statement").

(3)                At the request of the Board of Directors, any person nominated by a shareholder for election or re-election as a Director must furnish to the Secretary of the Corporation (A) that information required to be set forth in the shareholder's notice of nomination of such person as a Director as of a date subsequent to the date on which the notice of such person's nomination was given, (B) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of a regulated financial institution or subsidiary under applicable banking laws and regulations and as an independent Director or audit committee financial expert of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (C) additional information that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder's nomination shall not be considered in proper form pursuant to this Section 1.4(b).

(4)                 Without exception, no person shall be eligible for election or re-election as a Director of the Corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 1.4(b). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)                Advance Notice of Director Nominations for Special Meetings.

(1)                For a special meeting of shareholders at which Directors are to be elected or re-elected, nominations of persons for election or re-election to the Board of Directors shall be made only (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who (I) is a shareholder of record at the time of the giving of the notice required by this Section 1.4(c) and on the record date for the determination of shareholders entitled to vote at the special meeting and (II) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 1.4(b)(2) and (b)(3) above. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a Director at a special meeting unless the person is nominated by or at the direction of the Board of Directors or by a shareholder in accordance with the notice procedures set forth in this Section 1.4(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(2)                The chairman of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d)                Other Requirements and Rights. In addition to the foregoing provisions of this Section 1.4, a shareholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4. Nothing in this Section 1.4 shall be deemed to affect any rights of:

(1)                a shareholder to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act; or

(2)                the Corporation to omit a proposal from the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

SECTION 1.5. VOTING. Except as otherwise provided by the Indiana Business Corporation Law or the Corporation's Articles of Incorporation, each share of stock of the Corporation, regardless of class, that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting.

SECTION 1.6. QUORUM. Unless the Corporation's Articles of Incorporation or the Indiana Business Corporation Law provide otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

SECTION 1.7. VOTE REQUIRED TO TAKE ACTION. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation's Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

SECTION 1.8. RECORD DATE. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders of record shall be determined on the record date as of the close of trading on the principal securities exchange on which the Company's common stock is traded.

SECTION 1.9. PROXIES. A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meeting within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

SECTION 1.10. PARTICIPATION IN MEETINGS BY REMOTE COMMUNICATION. The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Indiana Business Corporation Law, as amended from time to time, and any other applicable law for the participation by shareholders in a meeting of shareholders by means of remote communication, and may determine that any meeting of shareholders will not be held at any place but will instead be held solely by means of remote communication. Shareholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of shareholders shall be deemed present in person and entitled to vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 1.11. ORGANIZATION AND CONDUCT OF THE MEETING.

(a)                At each meeting of the shareholders of the Corporation, the Chairman of the Board, or, in the absence of the Chairman of the Board, a person designated by the Chairman of the Board, or, in the absence of such designation, a person chosen by the Board of Directors, shall call the meeting to order and shall act as the chairman of such meeting. The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary's absence, the chairman of the meeting shall appoint a secretary.

(b)                At each meeting of the shareholders of the Corporation, the Chairman of the Board (or, in the absence of the Chairman of the Board, such person designated as chairman of the meeting pursuant to Section 1.11(a) of these Bylaws) shall prescribe the order of business to be conducted at the meeting and establish procedures incident thereto. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Board or the designated chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman of the Board or such chairman, are appropriate for the proper conduct of the meeting.

SECTION 1.12. VOTING LISTS. At least five (5) business days before each meeting of shareholders, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders entitled to notice of a shareholders' meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting, or such shareholder's agent or attorney authorized in writing. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder, or the shareholder's agent or attorney authorized in writing, during the holding of such meeting. Unless otherwise required by law, the Corporation need not include electronic mail addresses or other electronic contact information on such list. Unless otherwise required by law, the list prepared in accordance with this Section 1.12 shall be the only evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders. If the meeting is held solely by means of remote communication, the list shall be open to examination by any shareholder at any time during the meeting on a reasonably accessible electronic network, and information required to access this list shall be provided with the notice of the meeting. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

ARTICLE 2
DIRECTORS

SECTION 2.1. NUMBER AND TERMS.

(a)                The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of at least three (3) Directors, but not more than eleven (11) Directors, with the actual number of Directors being fixed from time to time by resolution of the Board of Directors, subject to the requirements of the Articles of Incorporation. A Director need not be a resident of the State of Indiana or a shareholder of the Corporation. The number of Directors may be increased or decreased from time to time by vote or resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director. Directors are elected at each annual meeting of the shareholders and shall be elected to serve for a term which shall expire at the next annual meeting of the shareholders.

(b)                Despite the expiration of a Director's term, the Director shall continue to serve until his or her successor is elected and qualified, or until the earlier of his or her death, resignation, disqualification or removal, or until there is a decrease in the number of Directors. Any vacancy occurring in the Board of Directors, from whatever cause arising including a vacancy resulting from an increase in the number of Directors, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected, or if the vacancy arises because of an increase in the size of the Board of Directors, at the end of the term specified at the time of election or selection. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date), may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

(c)                The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

(d)                The provisions of IC 23-1-33-6(c) regarding the requirement for corporations whose voting shares are registered under the Exchange Act to have a staggered Board of Directors shall not apply to the Corporation.

SECTION 2.2. RESIGNATION. A Director may resign at any time by delivering a written resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or an effective date determined upon the happening of an event.

SECTION 2.3. QUORUM AND VOTE REQUIRED TO TAKE ACTION. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Articles of Incorporation or these Bylaws.

SECTION 2.4. ANNUAL AND REGULAR MEETINGS. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

SECTION 2.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by any one of the Chairman of the Board, the Chief Executive Officer or a majority of the entire Board of Directors upon not less than two (2) days' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either by hand delivery of such notice or orally), by telephone, telegraph, teletype or other form of wire or wireless communication, by mail, or electronically, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is in writing, is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 2.6. WRITTEN CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, delivered to the Secretary of the Corporation and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.6 is effective when the last Director signs the consent, unless (a) the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date, or (b) the action taken under this Section 2.6 is taken electronically as contemplated by IC 26-2-8, in which case the effective date is determined in accordance with IC 26-2-8. A consent signed under this Section 2.6 shall have the same effect as a unanimous meeting vote of all members of the Board and may be described as such in any document.

SECTION 2.7. PARTICIPATION OTHER THAN IN PERSON. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone or webcast, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

SECTION 2.8. COMMITTEES OF THE BOARD. The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may exercise the authority of the Board of Directors to the extent specified in the resolution. Each committee may have one (1) or more members, and all the members of such committee shall serve at the pleasure of the Board of Directors.

SECTION 2.9. EXECUTIVE COMMITTEE. The Board of Directors may appoint three (3) members to an Executive Committee. The Executive Committee shall, subject to the restrictions of Section 2.13, be authorized to exercise the authority of the full Board of Directors at any times other than during regular or special meetings of the Board of Directors. All actions taken by the Executive Committee shall be reported at the first regular meeting of the Board of Directors following such actions. Members of the Executive Committee shall serve at the pleasure of the Board of Directors.

SECTION 2.10. COMPENSATION COMMITTEE. The Board of Directors shall appoint two (2) or more members to a Compensation Committee. The duties of the Compensation Committee shall be as set forth in the written charter of such committee adopted by the Board of Directors.

SECTION 2.11. AUDIT COMMITTEE. The Board of Directors shall appoint three (3) or more members to an Audit Committee. The duties of the Audit Committee shall be as set forth in the written charter of such committee adopted by the Board of Directors.

SECTION 2.12. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors shall appoint two (2) or more members to a Nominating and Corporate Governance Committee. The duties of the Nominating and Corporate Governance Committee shall be as set forth in the written charter of such committee adopted by the Board of Directors.

 SECTION 2.13. LIMITATIONS ON COMMITTEES; NOTICE, QUORUM AND VOTING.

(a)                 No committee established in these Bylaws or any other committee hereafter established may:

(1)                authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

(2)                approve or propose to shareholders action that is required to be approved by shareholders;

(3)                fill vacancies on the Board of Directors or on any of its committees;

(4)                except as permitted under Section 2.13(a)(7) below, amend the Corporation's Articles of Incorporation under IC 23-1-38-2;

(5)                adopt, amend or repeal provisions of these Bylaws;

(6)                approve a plan of merger not requiring shareholder approval; or

(7)                authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described in this Section 2.13(a)(7) within limits prescribed by the Board of Directors.

(b)       Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.7 of these Bylaws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and participation in meetings of the Board of Directors other than in person, apply to each committee and its members as well.

ARTICLE 3
OFFICERS

SECTION 3.1. DESIGNATION, SELECTION AND TERMS. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President and a Secretary, and may also consist of one or more Vice Presidents, a Chief Financial Officer, and any other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof.  In addition, the Chief Executive Officer may, by a certificate of appointment creating the office and defining the duties and term thereof delivered to the Secretary for inclusion with the corporate records, from time to time create and appoint such Vice Presidents or assistant officers as he or she deems desirable. The officers of the Corporation shall be elected by the Board of Directors (or appointed by the Chief Executive Officer as provided above) and need not be selected from among the members of the Board of Directors, except for the Chairman of the Board, who shall be a member of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chief Executive Officer, also at the pleasure of such officer. The election or appointment of an officer does not itself create contract rights.

SECTION 3.2. RESIGNATION, REMOVAL AND VACANCIES. An officer may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause. An officer appointed by the Chief Executive Officer may also be removed at any time, with or without cause, by such officer. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors (or by appointment by the Chief Executive Officer, to the extent provided in Section 3.1 of these Bylaws). An officer's resignation or removal will not affect the officer's contract rights, if any, with the Corporation.

SECTION 3.3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen from among the members of the Board of Directors, shall preside at all meetings of the Board of Directors and the shareholders and shall perform such other duties as the Board of Directors may from time to time assign.

SECTION 3.4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the authority of the Board of Directors, shall have overall responsibility for the affairs of the Corporation, including responsibility for developing and attaining major corporate goals and implementing policies approved by the Board of Directors. In general, the Chief Executive Officer shall perform the duties and exercise the powers incident to the office of Chief Executive Officer and all such other duties and powers as, from time to time, may be assigned by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if he or she is a Director, at all meetings of the Board of Directors at which the Chief Executive Officer is in attendance.

The Chief Executive Officer, or in the Chief Executive Officer's absence, the President, shall have full authority to execute proxies on behalf of the Corporation, to vote shares owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Indiana Business Corporation Law.

SECTION 3.5. PRESIDENT. The President shall perform the duties and exercise the powers incident to the office of President and all such other duties and powers as, from time to time, may be prescribed by the Board of Directors, the Chief Executive Officer or these Bylaws. Subject to the authority and direction of the Board of Directors and the Chief Executive Officer, the President may enter into, execute and deliver any agreement, instrument or document in the name and on behalf of the Corporation.

SECTION 3.6. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chairman of the Board, the Chief Executive Officer or the President may, from time to time, delegate to him or her.

SECTION 3.7. SECRETARY. The Secretary shall have the custody and care of the corporate seal, if any, records, minutes and share books of the Corporation. The Secretary shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of all meetings of the shareholders and of the Board of Directors, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. The Secretary shall authenticate records, attend to the giving and serving of all notices of the Corporation, file and take charge of all papers and documents belonging to the Corporation and perform such other duties as these Bylaws may require or the Board of Directors or the Chief Executive Officer may prescribe or as are usual to such office.

SECTION 3.8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the financial officer of the Corporation and shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Chief Financial Officer shall be the legal custodian of all moneys, notes, security and other valuables which may, from time to time, come into the possession of the Corporation. The Chief Financial Officer shall immediately deposit all funds of the Corporation received by the Chief Financial Officer in a reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. The Chief Financial Officer shall perform such other duties as these Bylaws may require, as the Board of Directors or Chief Executive Officer may prescribe, or as are customary to the office.

ARTICLE 4
CHECKS

All checks, drafts, or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation; and in the absence of such designation, such checks, drafts, or other orders for payment shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary.

ARTICLE 5
LOANS

Such of the officers of the Corporation as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money on the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral, and to execute such notes, bonds, debentures, or other evidences of indebtedness, and such mortgages, trust indentures, and other instruments in connection therewith, as may be authorized from time to time by the Board of Directors.

ARTICLE 6
EXECUTION OF DOCUMENTS

The Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or any other officer authorized by the Board of Directors may, in the Corporation's name, acting singly, sign all deeds, leases, contracts, or similar documents unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation's Articles of Incorporation, or as otherwise required by law. Only one signature is required, unless otherwise provided by a resolution of the Board of Directors.

ARTICLE 7
STOCK

SECTION 7.1. CERTIFICATES FOR SHARES. Unless the Board of Directors has authorized or directed that any shares of the Corporation of any class or series may be issued without a certificate, each shareholder of the Corporation, upon request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate for shares of the Corporation, signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Secretary or any Assistant Secretary and the seal of the Corporation (or a facsimile thereof), if any, affixed thereto. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

The Secretary shall ensure that records of issuance of all uncertificated shares and the transfer, exchange, conversion, surrender or redemption thereof, shall be maintained at all times by the duly appointed transfer agent or agents of the Corporation, through a direct registration system or other book-entry record keeping system as the Secretary may approve. Any direction of the Board of Directors that any shares of any class or series shall be issued in uncertificated form shall not affect shares already represented by certificates until they are surrendered to the Corporation.

SECTION 7.2. CONTENTS. Each certificate issued shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, the certificate represents, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation's Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation and such other information as may be required under Indiana law. Each certificate shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom the shares have been issued, the number and class of shares and the designation of the series, if any, of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation's Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation and such other information as may be required under Indiana law. The written notice shall further state that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

SECTION 7.3. TRANSFERS. Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, on payment of all taxes thereon and, in the case of certificated shares, on surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof, or if such shares are uncertificated, upon receipt of proper transfer instructions from the registered owner of such shares, in each case accompanied by the proper evidence of succession, assignment, or authority to transfer.

SECTION 7.4. STOCK TRANSFER RECORDS. There shall be entered upon the stock records of the Corporation the number of each certificate issued, if applicable, the number, kind, and class of shares issued, the name and address of the registered holder of such shares, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred, and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each, which shall be updated periodically as determined by the Secretary, but not less frequently than quarterly, and which shall be updated as of each record date established with respect to a meeting of shareholders or other shareholder action. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

SECTION 7.5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

SECTION 7.6. LOSS, DESTRUCTION, OR MUTILATION OF CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him (a) a new certificate or certificates or (b) uncertificated shares in place of any certificate of certificates previously issued by the Corporation, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the shares represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates or uncertificated shares, save upon the order of a court having jurisdiction in such matters.

SECTION 7.7. FORM OF CERTIFICATES. The form of certificates for shares of the Corporation, if any, shall conform to the requirements of Section 7.2 of these Bylaws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.

ARTICLE 8
CORPORATE BOOKS, RECORDS AND SEAL

SECTION 8.1. CORPORATE BOOKS AND RECORDS. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain appropriate accounting records and a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each shareholder. The Corporation shall maintain its records in written form or in another form capable of conversion into written form and shall keep a copy of the following records at its principal office:

(a)                The Articles of Incorporation and all amendments to them currently in effect;

(b)                The Bylaws and all amendments to them currently in effect;

(c)                Resolutions adopted by the Board of Directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(d)                The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

(e)                All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years;

(f)                 A list of the names and business addresses of its current Directors and officers; and

(g)                The most recent annual report delivered to the Indiana Secretary of State.

Except as otherwise provided by the laws of the State of Indiana, the books and records of the Corporation may be kept at such place or places within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine; but that absent such resolution, the books and records of this Corporation shall be kept at the principal office of the Corporation.

SECTION 8.2. SEAL. The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation and "INDIANA" on the periphery thereof and the word "SEAL" in the center. The Corporation shall not be required to have a seal.

ARTICLE 9
MISCELLANEOUS

SECTION 9.1. INDIANA BUSINESS CORPORATION LAW. The provisions of the Indiana Business Corporation law, as amended, applicable to all matters relevant to, but not specifically covered by, these Bylaws are hereby, by reference, incorporated in and made a part of these Bylaws.

SECTION 9.2. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and shall end on the last day of December in each year.

SECTION 9.3. ELECTION TO BE GOVERNED BY INDIANA CODE SECTION 23-1-43. Effective upon the registration of any class of the Corporation's shares under Section 12 of the Exchange Act, the Corporation shall be governed by the provisions of IC 23-1-43 regarding business combinations.

SECTION 9.4. CONTROL SHARE ACQUISITION STATUTE. The provisions of IC 23-1-42 shall apply to the acquisition of shares of the Corporation.

SECTION 9.5. AMENDMENTS. Except as otherwise expressly provided by the Indiana Business Corporation Law or the Corporation’s Articles of Incorporation, these Bylaws may from time to time be amended or repealed, or new Bylaws may be adopted, by either (i) the Board of Directors at any regular or special meeting of the Board of Directors, if such amendment, repeal or adoption is approved by the affirmative vote of a majority of the entire Board of Directors; or (ii) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Section 9.5 as a single voting group.

SECTION 9.6. ELECTRONIC TRANSMISSION. When used in these Bylaws, the terms "written" and "in writing" shall include any "electronic transmission" as defined in IC 23-1-20-8.5, including, without limitation, any telegraph, teletype, telegram, cablegram, facsimile or other form of wire or wireless communication and communication by electronic mail.

SECTION 9.7. DEFINITION OF ARTICLES OF INCORPORATION. The term "Articles of Incorporation" as used in these Bylaws means the articles of incorporation of the Corporation as from time to time are in effect.

SECTION 9.8. MANDATORY CLASSIFIED BOARD STRUCTURE. The provisions of IC 23-1-33-6(c) shall not apply to the Corporation.